UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2008

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Patrick J. Sullivan. On May 18, 2008, Patrick J. Sullivan, Chairman of the Board of Directors of Hologic, Inc. (the “Company”), tendered his resignation, including as an officer and director of the Company, effective May 20, 2008. Mr. Sullivan was not serving on any committees of the Board of Directors at the time he tendered his resignation.

In connection with Mr. Sullivan’s resignation, the Company and Mr. Sullivan entered into a Separation and Release Agreement (the “Separation Agreement”) dated as of May 20, 2008. The Separation Agreement requires the Company to pay Mr. Sullivan a lump sum of $4,270,883.33, and to continue to pay Mr. Sullivan’s premiums for COBRA continuation coverage under Hologic’s group medical plan for eighteen months following the effective date of the separation. In addition, the Separation Agreement provides that Mr. Sullivan’s 45,710 restricted stock units granted pursuant to a Restricted Stock Unit Agreement dated October 22, 2007 will become fully vested, and Mr. Sullivan’s options to purchase the Company’s Common Stock, all of which were fully vested, would be extended so as to remain exercisable until August 31, 2009. The payments under the Separation Agreement provided Mr. Sullivan with substantially the same compensation as Mr. Sullivan otherwise would have received under his Amended and Restated Retention and Severance Agreement with the Company dated as of August 17, 2007, had Mr. Sullivan remained employed by the Company through the end of the current fiscal year.

Pursuant to the terms of the Separation Agreement, Mr. Sullivan and Hologic agreed to release any claims they each may have against the other party. Furthermore, Mr. Sullivan is subject to a non-competition and non-solicitation restrictive covenant that prohibits him from working with any entity that competes with Hologic’s products and services for two years.

On May 20, 2008, Hologic issued a press release attached hereto as Exhibit 99.1 relating to the changes described above, which press release is incorporated herein by reference.

Appointment of John W. Cumming

On May 18, 2008, the Company’s Board of Directors appointed John W. Cumming, the Company’s Chief Executive Officer and a director, as the Company’s Chairman of the Board of Directors, to be effective upon Mr. Sullivan’s resignation. Mr. Cumming will also remain the Company’s Chief Executive Officer.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION

99.1	Press release dated May 20, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 20, 2008	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir, Executive Vice President, Finance and Administration, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release dated May 20, 2008